COMPANY BACKGROUNDER

Diego Pellicer Worldwide, Inc.

OTCQB: DPWW

www.Diego-Pellicer.com

The cannabis marketplace is thriving, presenting myriad opportunities for investors. Thirty-three U.S. states and the District of Columbia have laws that legalize some form of marijuana. The recreational marijuana market in the United States alone is estimated to grow to $50 billion by 2026*. Navigating such investment opportunities while mitigating exposure to federal regulations can be a challenge.

Tapping into this multi-billion dollar market, Diego Pellicer Worldwide, Inc. has carved out a unique but vast niche in cannabis: premium marijuana branding, licensing and retail management. In addition to its branded locations in Colorado and Washington, the company actively seeks to develop and manage high-end, turnkey cannabis retail stores.

When federally legal, DPWW is positioned to become a national, vertically integrated marijuana company. The company negotiates “Future Acquisition Agreements” with its branded operators, positioning Diego Pellicer Worldwide, Inc. to execute on a pre-negotiated consolidation strategy and become a national, vertically integrated premium marijuana company once cannabis becomes federally legal.

Setting the Bar for Premium Cannabis Branding and Retail

Diego Pellicer Worldwide, Inc. is the premium cannabis brand and retail development company. Working with the top design professionals including world-class architect Michael Rotondi, FAIA, and original Apple Store creative team member Jill Savini, Diego Pellicer Worldwide, Inc. is developing an industry changing, scalable model for cannabis retail. From store design to logos, retail operating manuals to management guidance from Diego Pellicer Worldwide, Inc. executives, licensed operators are provided a full suite of market-tailored tools to make their stores successful.

Proven Formula for Success

With just under two years in operations, Diego Pellicer branded retail locations in Seattle, Wash., and Denver, Colo., have experienced double- and triple-digit growth. The award-winning Denver store alone saw a 150 percent increase in gross revenue from Dec. 1, 2017, to Dec. 1, 2018.

The success of its branded licensees reinforces the company’s business model and demonstrates it has developed a proven formula for marijuana branding and retail success.

Experienced, Driven Management Team

Diego Pellicer Worldwide, Inc. and its management team are poised to take advantage of this unique, real estate and branding opportunity in the cannabis market.

Ron Throgmartin, Chief Executive Officer and Board of Directors – Throgmartin joined Diego Pellicer Worldwide, Inc. in 2013. He previously served as an independent consultant for medical marijuana, managing state licensing, compliance, retail operations and production. Throgmartin was actively involved in his family business, a publicly owned and operated electronics and appliance retailer which at its peak, had retail operations in 16 states and more than $2.4 billion in annual sales. In 1989 he started his own commercial development company, developing more than three million square feet of commercial projects with leading retailers.

Nello Gonfiantini, Chief Strategy Officer and Board of Directors – Gonfiantini joined Diego Pellicer Worldwide, Inc. as a consultant in 2016. In 2017 he was made vice president of real estate. He has more than 40 years of experience in the real estate and financial sector including president and chairman of the board of Home Federal Saving Bank of Nevada which was later purchased by American Federal Savings Bank. He also formed Specialty Mortgage Trust, Inc., a real estate investment trust. In 2015 he founded Crystal Bay Financial to assist corporate and real estate clients find solutions to complex and multifaceted financial challenges

Christopher Strachan, Chief Financial Officer – Strachan brings more than 20 years of executive management experience in corporate operations, marketing, securities and finance to Diego Pellicer Worldwide, Inc. Strachan joined the company in January of 2016 with a focus on developing all financial aspects of Diego Pellicer Worldwide, Inc. Prior to joining the company, Strachan was the president of Helisports LLC, a business development consulting company, the CEO of Rhodes Architectural Stone and the director of marketing and sales of Glasair Aviation.

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*Cowen Report Sept. 2016

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2018 HIGHLIGHTS

Diego Pellicer Worldwide, Inc.

Diego Pellicer Receives National Honors at the 2018 National Cannabis Business Awards in Denver.

•	Diego Pellicer received two CBA Globe awards in the sought-after categories of retail and branding.
•	Diego Pellicer was awarded “Most Valuable Brand of the Year” beating out tough national competition including MedMen™, The Clinic, Lightshade and Olio.
•	Diego was also honored as the “Best Retail Center” for the second year in a row, defeating other highly regarded names including LiveWell, The Clinic, The Green Solutions, Euflora and Kind Love.

Launching Diego Pellicer Management Company. New, wholly owned subsidiary to provide opportunity for increasing revenue

•	In August, Diego Pellicer Worldwide, Inc. formed Diego Pellicer Management Company.
•	The new company licenses the upscale Diego Pellicer brand to qualified operators and receives royalty payments, while providing expertise in retail, product and manufacturing from Diego’s accomplished management team with extensive industry experience.
•	Diego Pellicer Management Company provides an opportunity for Diego Pellicer Worldwide to develop an increasing revenue stream through licensing and royalties, while ensuring that carefully selected operators get the support they need for profitability and success using the Diego branding and retail system.
•	Already, Diego Pellicer Management Company has proven successful. The Company negotiated additional rental income with its existing stores, increasing cash flow. This cash flow position reduces the need to borrow capital for operations making it possible for Diego Pellicer Worldwide, Inc. to focus on expanding the brand.

An Evolving Business Model for an Expanding Cannabis Market

•	The cannabis market has changed significantly since the inception of Diego Pellicer. There have been shifting trends in cultivation operations, retail stores and products. Diego Pellicer Worldwide, Inc. continues to evolve its business model to dominate in a more competitive market.
•	Diego Pellicer Worldwide, Inc. executed a 20-to-1 reverse stock split in October to ensure that the company is compliant with the rules and regulations of the OTC Markets (see Form 8-K filed with the SEC on August 17, 2018 on the investor relations site at www.Diego-Pellicer.com).
•	With the implementation of the reverse stock split, the company can fully execute its new, easily scalable business model, positioning DPWW for quick expansion into the 31 additional states that have legalized some form of marijuana use.
•	Diego Pellicer’s licensed stores continue to experience sales growth in the country’s most aggressive retail markets by leveraging management’s extensive industry expertise and the premium Diego brand.

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Next Level Business Model

•	The Diego Pellicer model has evolved from a lease-based, landlord business into a national premium branding, licensing and royalties model.
•	A significant advantage of this model is the ability to rapidly expand to new markets, establishing upscale company stores and offering the finest-quality products.
•	The new model also includes developing exclusive, branded cannabis products that will be available at company stores and beyond its branded retail locations.

Diego Pellicer Worldwide, Inc. Expands In Colorado

Diego branded shopping experience to open at second location in Denver

•	Diego Pellicer Worldwide, Inc.’s Colorado licensee has secured a second store location in Denver, the former Colorado Wellness dispensary located at 2057 S. Broadway.
•	The new store will feature an innovative, customized design along with fresh Diego Pellicer branding, crafted by original Apple retail store creative team member Jill Savini and world-class architect Michael Rotondi, FAIA.
•	Colorado Wellness will remain open for business during the remodeling, with the new Diego Pellicer store opening in the first quarter of 2019.

Diego Pellicer – Washington Introduces “El Dorado,” The World’s Only $10,000, 24-Karat Gold Cannabis Cigar

•	It is truly an incredible smoke: 28 grams of sought-after Tangie flower, wrapped in solvent-free hash rosin, covered in a layer of premium cannabis fan leaves and finally wrapped in a layer of 24-karat, edible gold leaf. Diego Pellicer – Washington sold its first $10,000 cannagar in June.
•	In addition to the best-in-class flower from award-winning Gold Leaf Gardens and striking gold wrapper, the “El Dorado” Gold Cannagar features a 14-karat gold band plus a 24-karat gold cutter and torch all packaged in its own humidor. As with all custom cannagars, it was expertly crafted by Leira and presented with a sealed certificate of authenticity.
•	While the “El Dorado” Gold Cannagar, commissioned exclusively for Diego Pellicer, has found a connoisseur to savor it, additional custom-made, one-of-a-kind cannagars can be conjured and ordered from Diego Pellicer in Seattle.

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